                                                                   EXHIBIT 99.11




                 [Vedder, Price, Kaufman & Kammholz Letterhead]



                                                                February 6, 2002




ABN AMRO Funds
161 North Clark Street
Chicago, Illinois 60601

Ladies and Gentlemen:

         We are acting as counsel for the ABN AMRO Funds, a Delaware business trust (the "Trust"), in connection with the Trust's filing of a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission covering the issuance of shares of beneficial interest, no par value (the "Shares") in the following series ABN AMRO Treasury Money Market Fund (Class I Shares), ABN AMRO Institutional Prime Money Market Fund (Class Y and YS Shares), ABN AMRO International Equity Fund (Class N Shares), and the newly created series ABN AMRO Michigan Municipal Cash Fund (Class I Shares), ABN AMRO Investment Grade Bond Fund (Class I Shares), ABN AMRO Select Small Cap Fund (Class N Shares) and the ABN AMRO Equity Plus Fund (Class I Shares) (the "Acquiring Funds"), pursuant to the proposed reorganization of the series of shares of the Independence One Mutual Funds (the "Independence One Trust") designated as Independence One U.S. Treasury Money Market Fund (Class K Shares), Independence One Prime Money Market Fund (Class Y and K Shares), Independence One Michigan Municipal Cash Fund (Class K Shares), Independence One Fixed Income Fund (Trust Class Shares and Class B Shares), Independence One U.S. Government Securities Fund (Class A and B Shares), Independence One Small Cap Fund (Class A Shares), Independence One Equity Plus Fund (Trust Class Shares and Class A and
B Shares) and Independence One International Equity Fund (Class A Shares) (the "Selling Funds"), as described in the Registration Statement and pursuant to the form of Agreement and Plan of Reorganization by and between the Trust on behalf of the Acquiring Funds and the Independence One Trust on behalf of the Selling Funds as filed with the Registration Statement (the "Agreement").

         As counsel to the Trust we have examined such Trust records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing, and assuming that the Trust's Trust Instrument and the Certificate of Trust, dated September 8, 1993 and filed on September 10, 1993, as amended by the Certificate of Amendment dated February 25, 1998 and filed on March 3,
1998, and the Certificate of Amendment dated September 10, 2001, and the Trust's By-Laws dated September 10, 1993, as amended March 18, 1999, are presently in full force and effect and have not been amended in any respect except as provided above, and that the resolutions adopted by the Board of Trustees of the Trust on December 20, 2001 and a Written Consent dated September 20, 2001, relating to organizational matters, securities matters and the issuance of the Shares described in the Registration Statement are presently in full force and effect and have not been amended in any respect, we advise you and opine that
(a) the Trust is a Delaware business trust validly existing under the laws of the State of Delaware and is authorized to issue an unlimited number of Shares in the Acquiring Funds; and (b) presently and upon such further issuance of the Shares in accordance with the Trust's Trust Instrument and the receipt by the Trust of a purchase price not less than the net asset value per Share and when the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with, and assuming that the Trust continues to validly exist as provided in (a) above, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         /s/ Vedder, Price, Kaufman & Kammholz


                                         VEDDER, PRICE, KAUFMAN & KAMMHOLZ



COK
RJM






                                      -2-